UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

____________________(800) 326-5789____________________
(Registrant’s telephone number, including area code)

____________________Not Applicable____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Changes in Registrant’s Certifying Accountant.

    On September 26, 2012, Walter A. Prahl, a Corporate Vice President of HickoryTech and the Company’s President of Business and Wholesale Solutions, announced his retirement in association with some organizational changes within the company.  Mr. Prahl will retire on December 31, 2012.  The Company entered into a Severance and General Release Agreement with Mr. Prahl which includes a one-year non-competition provision, a confidentiality provision and other matters.  Under the agreement, HickoryTech will provide Mr. Prahl with a cash payment equivalent to one year of base salary, made in a series of four payments.  The agreement and cash payment are subject to a statutory 15 day rescission provision and require an additional release of claims to be signed as of December 31, 2012.  Mr. Prahl will assist with an orderly transition of his responsibilities over the next few months.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits.
99.1	Press Release, dated September 28, 2012, issued by Hickory Tech Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  September 28, 2012

HICKORY TECH CORPORATION

By: /s/ John W. Finke
John W. Finke, President and Chief Executive Officer

By: /s/ David A. Christensen
David A. Christensen, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 28, 2012, issued by Hickory Tech Corporation